Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Wednesday, October 14, 2015
WELLS FARGO REPORTS $5.8 BILLION IN NET INCOME
Diluted EPS of $1.05, Revenue of $21.9 Billion

▪	Continued strong financial results:

◦	Net income of $5.8 billion, up 1 percent from third quarter 2014

◦	Diluted earnings per share (EPS) of $1.05, up 3 percent

◦	Revenue of $21.9 billion, up 3 percent

◦	Pre-tax pre-provision profit[1] of $9.5 billion, up 6 percent

◦	Return on assets (ROA) of 1.32 percent and return on equity (ROE) of 12.62 percent

▪	Strong growth in loans and deposits:

◦	Total average loans of $895.1 billion, up $61.9 billion, or 7 percent, from third quarter 2014

▪	Quarter-end loans of $903.2 billion, up $64.4 billion, or 8 percent

◦	Quarter-end core loans[2] of $849.2 billion, up $73.4 billion, or 9 percent

◦	Total average deposits of $1.2 trillion, up $71.8 billion, or 6 percent

▪	Continued strength in credit quality:

◦	Net charge-offs of $703 million, up $35 million from third quarter 2014

▪	Net charge-off rate of 0.31 percent (annualized), down from 0.32 percent

◦	Nonaccrual loans down $1.8 billion, or 14 percent

◦	No reserve release[3], compared with a $300 million release in third quarter 2014

▪	Maintained strong capital levels[4] and continued share repurchases:

◦	Common Equity Tier 1 ratio under Basel III (fully phased-in) of 10.7 percent

◦	Period-end common shares outstanding down 36.8 million from second quarter 2015

1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.
3 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
4 See table on page 35 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Earnings
Diluted earnings per common share	$1.05	1.03	1.02
Wells Fargo net income (in billions)	5.80	5.72	5.73
Return on assets (ROA)	1.32%	1.33	1.40
Return on equity (ROE)	12.62	12.71	13.10
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.31%	0.30	0.32
Allowance for credit losses as a % of total loans	1.39	1.42	1.61
Allowance for credit losses as a % of annualized net charge-offs	450	484	509
Other
Revenue (in billions)	$21.9	21.3	21.2
Efficiency ratio	56.7%	58.5	57.7
Average loans (in billions)	$895.1	870.4	833.2
Average deposits (in billions)	1,198.9	1,185.3	1,127.0
Net interest margin	2.96%	2.97	3.06

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.8 billion, or $1.05 per diluted common share, for third quarter 2015, compared with $5.7 billion, or $1.02 per share, for third quarter 2014, and $5.7 billion, or $1.03 per share, for second quarter 2015.

"Wells Fargo's strong third quarter results reflected the ability of our diversified business model to generate consistent financial performance in an uneven economic environment while continuing to meet our customers' financial needs," said Chairman and CEO John Stumpf. "Compared with a year ago, we grew loans, deposits and capital, and returned more capital to shareholders through dividends and share buybacks. Our balance sheet and credit results remained strong and our 265,000 team members continue to focus on helping our customers succeed financially."

Chief Financial Officer John Shrewsberry said, "Wells Fargo reported a solid $5.8 billion of net income for the third quarter. Revenue increased on both a linked quarter and year over year basis, on growth in both net interest income and noninterest income. We generated positive operating leverage in the quarter, as our expenses declined, and we remained within our targeted efficiency ratio range. Our return on equity and return on assets also remained within our targeted ranges, and we increased our net payout ratio5 to shareholders to 60 percent from 54 percent in second quarter."
5 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Net Interest Income
Net interest income increased $187 million from second quarter 2015 to $11.5 billion, primarily driven by growth in investment securities and loans, including the full quarter benefit of the GE Capital loan purchase and related financing transaction that settled late in the second quarter. The third quarter also included one additional day, accounting for approximately one third of the increase in net interest income relative to the second quarter. These benefits were partially offset by reduced income from variable sources including purchased credit-impaired (PCI) loan recoveries, periodic dividends, and loan fees included in interest income.

Net interest margin was 2.96 percent, down 1 basis point from second quarter 2015. Balance sheet growth and repricing, driven by securities purchases and higher loan balances, improved the net interest margin by approximately 5 basis points linked-quarter. These benefits were offset by growth in customer deposits, which had a minimal impact to net interest income, but was dilutive to the net interest margin by 3 basis points, and by lower income from variable sources, which reduced the margin by 3 basis points.

Noninterest Income
Noninterest income was $10.4 billion, up from $10.0 billion in second quarter 2015, driven by higher equity investment gains, deposit service charges, lease income and card fees. Other noninterest income was also higher in the quarter, primarily due to the impact of lower interest rates on our debt hedging results. Offsetting this growth were lower gains from trading activities, driven by lower deferred compensation plan investment results (largely offset in employee benefits expense), debt securities gains, trust and investment fees, and seasonally lower crop insurance fees.

Mortgage banking noninterest income was $1.6 billion, down $116 million from second quarter. During the third quarter, residential mortgage originations were $55 billion, down $7 billion linked quarter. The production margin on residential held-for-sale mortgage originations6 was 1.88 percent, compared with 1.75 percent in second quarter. Net mortgage servicing rights (MSRs) results were $253 million, compared with $107 million in second quarter 2015.

Noninterest Expense
Noninterest expense declined $70 million from the prior quarter to $12.4 billion, primarily due to lower deferred compensation expense in employee benefits. This decline was partially offset by a $126 million contribution to the Wells Fargo Foundation, higher salaries expense, and increased project-related outside professional services expense. The efficiency ratio improved to 56.7 percent in third quarter 2015, compared with 58.5 percent in the prior quarter. The Company expects to operate at the higher end of its targeted efficiency ratio range of 55 to 59 percent for full year 2015.
6 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 40 for more information.

Loans
Total loans were $903.2 billion at September 30, 2015, up $14.8 billion from June 30, 2015. Growth was broad-based and was driven by commercial and industrial, and 1-4 family first mortgage loans. Core loan growth was $17.1 billion, as non-strategic/liquidating portfolios declined $2.3 billion in the quarter. Total average loans were $895.1 billion in the third quarter, up $24.6 billion from the prior quarter, and included the benefit of the GE Capital loan purchase and related financing transaction that settled late in the second quarter.

	September 30, 2015			June 30, 2015
(in millions)	Core	Non-strategic and liquidating (a)	Total	Core	Non-strategic and liquidating	Total
Commercial	$446,832	506	447,338	437,430	592	438,022
Consumer	402,363	53,532	455,895	394,670	55,767	450,437
Total loans	$849,195	54,038	903,233	832,100	56,359	888,459
Change from prior quarter:	$17,095	(2,321)	14,774	29,423	(2,195)	27,228

(a)
See table on page 32 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Investment Securities
Investment securities were $345.1 billion at September 30, 2015, up $4.3 billion from second quarter. Purchases of approximately $19 billion (primarily federal agency mortgage-backed securities and U.S. Treasury securities), were partially offset by maturities, amortization and sales.

Net unrealized available-for-sale securities gains of $4.9 billion at September 30, 2015, declined from $5.7 billion at June 30, 2015, as the benefit of lower interest rates was offset by reductions arising from realized gains (both debt and equity), and widening credit spreads.

Deposits
Total average deposits for third quarter 2015 were $1.2 trillion, up 6 percent from a year ago and up 5 percent (annualized) from second quarter 2015, driven by both commercial and consumer growth. The average deposit cost for third quarter 2015 was 8 basis points, which was down 2 basis points from a year ago and flat compared with the prior quarter.

Capital
Capital levels remained strong in the third quarter, with Common Equity Tier 1 under Basel III (fully phased-in) of $141.9 billion. The Common Equity Tier 1 ratio under Basel III (fully phased-in) was 10.7 percent4. In third quarter 2015, the Company purchased 51.7 million shares of its common stock. The Company also paid a quarterly common stock dividend of $0.375 per share, up from $0.35 per share a year ago.

Credit Quality
“Credit performance remained strong during the quarter," said Chief Risk Officer Mike Loughlin. "The quarterly loss rate (annualized) remained low at 0.31 percent and nonperforming assets declined by $1.1 billion, or 30 percent (annualized), from the prior quarter driven by lower nonaccrual loans. The allowance for credit losses in the third quarter remained flat (no reserve release) as continued credit quality improvements in the residential real estate portfolio were offset by higher commercial reserves reflecting deterioration in the energy sector. Future allowance levels may increase or decrease based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
The quarterly loss rate (annualized) of 0.31 percent included commercial losses of 0.08 percent and consumer losses of 0.53 percent. Credit losses were $703 million in third quarter 2015, compared with $650 million in the second quarter, an 8 percent increase, primarily driven by a seasonal increase in the auto portfolio.
Net Loan Charge-Offs

	Quarter ended
	September 30, 2015		June 30, 2015		March 31, 2015
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$122	0.17%	$81	0.12%	$64	0.10%
Real estate mortgage	(23)	(0.08)	(15)	(0.05)	(11)	(0.04)
Real estate construction	(8)	(0.15)	(6)	(0.11)	(9)	(0.19)
Lease financing	3	0.11	2	0.06	—	—
Total commercial	94	0.08	62	0.06	44	0.04
Consumer:
Real estate 1-4 family first mortgage	62	0.09	67	0.10	83	0.13
Real estate 1-4 family junior lien mortgage	89	0.64	94	0.66	123	0.85
Credit card	216	2.71	243	3.21	239	3.19
Automobile	113	0.76	68	0.48	101	0.73
Other revolving credit and installment	129	1.35	116	1.26	118	1.32
Total consumer	609	0.53	588	0.53	664	0.60
Total	$703	0.31%	$650	0.30%	$708	0.33%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets declined by $1.1 billion from second quarter 2015 to $13.3 billion. Nonaccrual loans decreased $906 million to $11.5 billion on improvements in several loan categories, including a $718 million decline in consumer real estate. Foreclosed assets were $1.8 billion, down from $2.0 billion in second quarter 2015.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2015		June 30, 2015		March 31, 2015
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,031	0.35%	$1,079	0.38%	$663	0.24%
Real estate mortgage	1,125	0.93	1,250	1.04	1,324	1.18
Real estate construction	151	0.70	165	0.77	182	0.91
Lease financing	29	0.24	28	0.23	23	0.19
Total commercial	2,336	0.52	2,522	0.58	2,192	0.53
Consumer:
Real estate 1-4 family first mortgage	7,425	2.74	8,045	3.00	8,345	3.15
Real estate 1-4 family junior lien mortgage	1,612	2.95	1,710	3.04	1,798	3.11
Automobile	123	0.21	126	0.22	133	0.24
Other revolving credit and installment	41	0.11	40	0.11	42	0.12
Total consumer	9,201	2.02	9,921	2.20	10,318	2.31
Total nonaccrual loans	11,537	1.28	12,443	1.40	12,510	1.45
Foreclosed assets:
Government insured/guaranteed	502		588		772
Non-government insured/guaranteed	1,265		1,370		1,557
Total foreclosed assets	1,767		1,958		2,329
Total nonperforming assets	$13,304	1.47%	$14,401	1.62%	$14,839	1.72%
Change from prior quarter:
Total nonaccrual loans	$(906)		$(67)		$(338)
Total nonperforming assets	(1,097)		(438)		(618)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $872 million at September 30, 2015, up from $756 million at June 30, 2015. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $13.5 billion at September 30, 2015, down from $14.4 billion at June 30, 2015.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.6 billion at September 30, 2015, unchanged from June 30, 2015. The allowance coverage to total loans was 1.39 percent, compared with 1.42 percent in second quarter 2015. The allowance covered 4.5 times annualized third quarter net charge-offs, compared with 4.8 times in the prior quarter. The allowance coverage to nonaccrual loans was 109 percent at September 30, 2015, compared with 101 percent at June 30, 2015. “We believe the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2015,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement) and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of these realignments. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Community Banking	$3,686	3,350	3,461
Wholesale Banking	1,772	2,035	1,929
Wealth and Investment Management	606	586	550

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Total revenue	$13,618	12,645	12,811
Provision for credit losses	658	363	465
Noninterest expense	7,219	7,161	7,049
Segment net income	3,686	3,350	3,461
(in billions)
Average loans	511.0	506.2	498.3
Average assets	977.1	987.8	944.8
Average core deposits	690.5	685.7	646.9

Community Banking reported net income of $3.7 billion, up $336 million, or 10 percent, from second quarter 2015. Revenue of $13.6 billion increased $973 million, or 8 percent, from second quarter 2015 due to gains from sale of equity investments, as well as higher net interest income, deposit service charges, and other income, partially offset by lower mortgage banking fees. Noninterest expense increased $58 million, or 1 percent, primarily due to a donation to the Wells Fargo Foundation, partially offset by lower advertising costs and operating losses. The provision for credit losses increased $295 million from the prior quarter primarily due to the absence of a reserve release in the quarter.

Net income was up $225 million, or 7 percent, from third quarter 2014. Revenue was up $807 million, or 6 percent, compared with a year ago due to higher net interest income, market sensitive revenue, primarily gains from sale of equity investments, debit and credit card fees, and trust and investment fees. Noninterest expense increased $170 million, or 2 percent, from a year ago driven by higher personnel costs and a donation to the Wells Fargo Foundation, partially offset by lower foreclosed assets and travel and entertainment expenses. The provision for credit losses increased $193 million from a year ago as the $74 million improvement in net charge-offs was more than offset by a $267 million lower reserve release.

Regional Banking

•	Retail banking

◦	Primary consumer checking customers[7] up 5.8 percent year-over-year[8]

◦	Retail Bank household cross-sell ratio of 6.13 products per household, compared with 6.15 year-over-year8,[9]

•	Small Business/Business Banking

◦	Primary business checking customers[7] up 5.0 percent year-over-year[8]

◦
Combined Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) were up 6 percent in the first nine months of 2015, compared with the same period in the prior year

◦
For the 13th consecutive year, America’s #1 small business lender (in both loans under $100,000 and under $1 million) and #1 lender to small businesses in low- and moderate-income areas (2014 CRA data, released August 2015)

◦	For seventh consecutive year, Wells Fargo was nation’s #1 SBA 7(a) small business lender in dollars, and #1 in units for the first time in the full-year results[10]

•	Online and Mobile Banking

◦	26.3 million active online customers, up 8 percent year-over-year[8]

◦	16.0 million active mobile customers, up 17 percent year-over-year[8]

◦	#1 ranking in Keynote’s Small Business Banking Scorecard; best in “Functionality” (August 2015)
Consumer Lending Group

•	Home Lending

◦	Originations of $55 billion, down from $62 billion in prior quarter

◦	Applications of $73 billion, down from $81 billion in prior quarter

◦	Application pipeline of $34 billion at quarter end, down from $38 billion at June 30, 2015

•	Consumer Credit

◦	Credit card penetration in retail banking households rose to 42.9 percent[8], up from 39.7 percent in prior year

◦	Auto originations of $8.3 billion in third quarter, up 2 percent from prior quarter and 10 percent from prior year
7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
8 Data as of August 2015, comparisons with August 2014.
9 August 2015 Retail Bank household cross-sell ratio includes the impact of the sale of government guaranteed student loans in fourth quarter 2014.
10 U.S. SBA data, federal fiscal years 2009-2015 (year-ending September).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Total revenue	$5,570	5,862	5,667
Provision (reversal of provision) for credit losses	45	(58)	(85)
Noninterest expense	3,036	3,035	2,997
Segment net income	1,772	2,035	1,929
(in billions)
Average loans	363.1	343.9	316.8
Average assets	652.6	627.7	562.0
Average core deposits	311.3	304.1	278.3

Wholesale Banking reported net income of $1.8 billion, down $263 million, or 13 percent, from second quarter 2015. Revenue of $5.6 billion decreased $292 million, or 5 percent, from prior quarter. Net interest income increased $13 million, as the benefit of strong broad-based loan growth and higher other earning assets were largely offset by lower loan resolutions. Noninterest income decreased $305 million, or 11 percent, due to lower gains on equity fund investments and debt securities related to higher other-than-temporary impairment on energy sector investments, mortgage banking fees in real estate capital markets, investment banking fees, trading revenues and seasonally lower insurance fees. Noninterest expense increased $1 million as lower variable compensation expenses were more than offset by higher operating losses. The provision for credit losses increased $103 million from prior quarter due to the absence of a reserve release and increased net charge-offs.

Net income was down $157 million, or 8 percent, from third quarter 2014. Revenue decreased $97 million, or 2 percent, from third quarter 2014 as $67 million, or 2 percent, growth in net interest income related to strong loan and deposit growth was more than offset by lower noninterest income. Noninterest income declined $164 million, or 6 percent, on lower gains on equity investments and lower mortgage banking and commercial real estate brokerage fees. Noninterest expense increased $39 million, or 1 percent, from a year ago primarily due to higher personnel expenses related to growth initiatives, compliance, and regulatory requirements, as well as increased operating losses. The provision for credit losses increased $130 million from a year ago.

•
Average loans increased 15 percent in third quarter 2015, compared with third quarter 2014, on broad-based growth, including the benefit from loan acquisitions, with growth in asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, equipment finance, government and institutional banking, and real estate capital markets

•	Cross-sell of 7.3 products per relationship, up 0.1 from third quarter 2014[11]

•	Treasury management revenue up 9 percent from third quarter 2014
11 Cross-sell reported on a one-quarter lag.

Wealth and Investment Management (formerly Wealth, Brokerage and Retirement) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Advantage Funds.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014
Total revenue	$3,878	3,976	3,805
Reversal of provision for credit losses	(6)	(10)	(25)
Noninterest expense	2,909	3,038	2,945
Segment net income	606	586	550
(in billions)
Average loans	61.1	59.3	52.6
Average assets	192.6	189.1	185.2
Average core deposits	163.0	159.5	153.7

Wealth and Investment Management (WIM) reported net income of $606 million, up $20 million, or 3 percent, from second quarter 2015. Revenue of $3.9 billion decreased $98 million, or 2 percent, from the prior quarter, primarily driven by lower gains on deferred compensation plan investments (offset in compensation expense), asset-based fees and transaction revenue, partially offset by higher net interest income. Noninterest expense decreased $129 million, or 4 percent, from the prior quarter, primarily due to lower personnel expenses driven by lower deferred compensation plan expense (offset in trading revenue), and lower operating losses reflecting decreased litigation accruals. The reversal of the provision for credit losses decreased $4 million from second quarter 2015.

Net income was up $56 million, or 10 percent, from third quarter 2014. Revenue increased $73 million, or 2 percent, from a year ago on growth in net interest income, partially offset by lower gains on deferred compensation plan investments (offset in compensation expense). Noninterest expense decreased $36 million, or 1 percent, from a year ago, primarily due to lower personnel expenses driven by lower deferred compensation plan expense (offset in trading revenue), partially offset by higher non-personnel expenses. The reversal of the provision for credit losses decreased $19 million from a year ago due to the absence of a reserve release in the quarter.
Retail Brokerage

•	Client assets of $1.4 trillion, down 4 percent from prior year

•	Managed account assets of $409 billion, flat compared with prior year

•	Strong loan growth, with average balances up 26 percent from prior year largely due to growth in non-conforming mortgage loans and security-based lending

Wealth Management

•	Client assets of $218 billion, down 1 percent from prior year

•	Average loan balances up 13 percent over prior year primarily driven by growth in non-conforming mortgage loans, commercial loans and security-based lending

Retirement

•	IRA assets of $344 billion, down 3 percent from prior year

•	Institutional Retirement plan assets of $330 billion, down 2 percent from prior year

Asset Management

•	Total assets under management of $480 billion, down $4 billion from third quarter 2014 as fixed income net client inflows were more than offset by equity and stable value outflows

Brokerage and Wealth cross-sell ratio of 10.52 products per household, up from 10.44 a year ago8

Conference Call
The Company will host a live conference call on Wednesday, October 14, at 7 a.m. PDT (10 a.m. EDT). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~101415.

A replay of the conference call will be available beginning at 10 a.m. PDT (1 p.m. EDT) on Wednesday, October 14 through Sunday, October 25. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #6954691. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~101415.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.8 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through 8,700 locations, 12,800 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 30 on Fortune’s 2015 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2015 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2015	Jun 30, 2015	Sep 30, 2014	Jun 30, 2015	Sep 30, 2014	Sep 30, 2015	Sep 30, 2014	% Change
For the Period
Wells Fargo net income	$5,796	5,719	5,729	1%	1	$17,319	17,348	—%
Wells Fargo net income applicable to common stock	5,443	5,363	5,408	1	1	16,267	16,439	(1)
Diluted earnings per common share	1.05	1.03	1.02	2	3	3.12	3.08	1
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.32%	1.33	1.40	(1)	(6)	1.34	1.48	(9)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.62	12.71	13.10	(1)	(4)	12.83	13.60	(6)
Efficiency ratio (1)	56.7	58.5	57.7	(3)	(2)	58.0	57.9	—
Total revenue	$21,875	21,318	21,213	3	3	$64,471	62,904	2
Pre-tax pre-provision profit (PTPP) (2)	9,476	8,849	8,965	7	6	27,096	26,514	2
Dividends declared per common share	0.375	0.375	0.35	—	7	1.10	1.00	10
Average common shares outstanding	5,125.8	5,151.9	5,225.9	(1)	(2)	5,145.9	5,252.2	(2)
Diluted average common shares outstanding	5,193.8	5,220.5	5,310.4	(1)	(2)	5,220.3	5,339.2	(2)
Average loans	$895,095	870,446	833,199	3	7	$876,384	829,378	6
Average assets	1,746,402	1,729,278	1,617,942	1	8	1,727,967	1,569,621	10
Average total deposits	1,198,874	1,185,304	1,127,049	1	6	1,186,412	1,102,129	8
Average core deposits (3)	1,093,608	1,079,160	1,012,219	1	8	1,078,778	992,723	9
Average retail core deposits (4)	749,838	741,500	703,062	1	7	740,984	697,535	6
Net interest margin	2.96%	2.97	3.06	—	(3)	2.96	3.13	(5)
At Period End
Investment securities	$345,074	340,769	289,009	1	19	$345,074	289,009	19
Loans	903,233	888,459	838,883	2	8	903,233	838,883	8
Allowance for loan losses	11,659	11,754	12,681	(1)	(8)	11,659	12,681	(8)
Goodwill	25,684	25,705	25,705	—	—	25,684	25,705	—
Assets	1,751,265	1,720,617	1,636,855	2	7	1,751,265	1,636,855	7
Deposits	1,202,179	1,185,828	1,130,625	1	6	1,202,179	1,130,625	6
Core deposits (3)	1,094,083	1,082,634	1,016,478	1	8	1,094,083	1,016,478	8
Wells Fargo stockholders’ equity	193,051	189,558	182,481	2	6	193,051	182,481	6
Total equity	194,043	190,676	182,990	2	6	194,043	182,990	6
Common shares outstanding	5,108.5	5,145.2	5,215.0	(1)	(2)	5,108.5	5,215.0	(2)
Book value per common share	$33.69	32.96	31.55	2	7	$33.69	31.55	7
Common stock price:
High	58.77	58.26	53.80	1	9	58.77	53.80	9
Low	47.75	53.56	49.47	(11)	(3)	47.75	44.17	8
Period end	51.35	56.24	51.87	(9)	(1)	51.35	51.87	(1)
Team members (active, full-time equivalent)	265,200	265,800	263,900	—	—	265,200	263,900	—

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
For the Quarter
Wells Fargo net income	$5,796	5,719	5,804	5,709	5,729
Wells Fargo net income applicable to common stock	5,443	5,363	5,461	5,382	5,408
Diluted earnings per common share	1.05	1.03	1.04	1.02	1.02
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.32%	1.33	1.38	1.36	1.40
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.62	12.71	13.17	12.84	13.10
Efficiency ratio (1)	56.7	58.5	58.8	59.0	57.7
Total revenue	$21,875	21,318	21,278	21,443	21,213
Pre-tax pre-provision profit (PTPP) (2)	9,476	8,849	8,771	8,796	8,965
Dividends declared per common share	0.375	0.375	0.35	0.35	0.35
Average common shares outstanding	5,125.8	5,151.9	5,160.4	5,192.5	5,225.9
Diluted average common shares outstanding	5,193.8	5,220.5	5,243.6	5,279.2	5,310.4
Average loans	$895,095	870,446	863,261	849,429	833,199
Average assets	1,746,402	1,729,278	1,707,798	1,663,760	1,617,942
Average total deposits	1,198,874	1,185,304	1,174,793	1,149,796	1,127,049
Average core deposits (3)	1,093,608	1,079,160	1,063,234	1,035,999	1,012,219
Average retail core deposits (4)	749,838	741,500	731,413	714,572	703,062
Net interest margin	2.96%	2.97	2.95	3.04	3.06
At Quarter End
Investment securities	$345,074	340,769	324,736	312,925	289,009
Loans	903,233	888,459	861,231	862,551	838,883
Allowance for loan losses	11,659	11,754	12,176	12,319	12,681
Goodwill	25,684	25,705	25,705	25,705	25,705
Assets	1,751,265	1,720,617	1,737,737	1,687,155	1,636,855
Deposits	1,202,179	1,185,828	1,196,663	1,168,310	1,130,625
Core deposits (3)	1,094,083	1,082,634	1,086,993	1,054,348	1,016,478
Wells Fargo stockholders’ equity	193,051	189,558	188,796	184,394	182,481
Total equity	194,043	190,676	189,964	185,262	182,990
Common shares outstanding	5,108.5	5,145.2	5,162.9	5,170.3	5,215.0
Book value per common share	$33.69	32.96	32.70	32.19	31.55
Common stock price:
High	58.77	58.26	56.29	55.95	53.80
Low	47.75	53.56	50.42	46.44	49.47
Period end	51.35	56.24	54.40	54.82	51.87
Team members (active, full-time equivalent)	265,200	265,800	266,000	264,500	263,900

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine Months Ended September 30,		%
(in millions, except per share amounts)	2015	2014	Change	2015	2014	Change
Interest income
Trading assets	$485	427	14%	$1,413	1,208	17%
Investment securities	2,289	2,066	11	6,614	6,288	5
Mortgages held for sale	223	215	4	609	580	5
Loans held for sale	4	50	(92)	14	53	(74)
Loans	9,216	8,963	3	27,252	26,561	3
Other interest income	228	243	(6)	732	679	8
Total interest income	12,445	11,964	4	36,634	35,369	4
Interest expense
Deposits	232	273	(15)	722	827	(13)
Short-term borrowings	12	15	(20)	51	41	24
Long-term debt	655	629	4	1,879	1,868	1
Other interest expense	89	106	(16)	269	286	(6)
Total interest expense	988	1,023	(3)	2,921	3,022	(3)
Net interest income	11,457	10,941	5	33,713	32,347	4
Provision for credit losses	703	368	91	1,611	910	77
Net interest income after provision for credit losses	10,754	10,573	2	32,102	31,437	2
Noninterest income
Service charges on deposit accounts	1,335	1,311	2	3,839	3,809	1
Trust and investment fees	3,570	3,554	—	10,957	10,575	4
Card fees	953	875	9	2,754	2,506	10
Other fees	1,099	1,090	1	3,284	3,225	2
Mortgage banking	1,589	1,633	(3)	4,841	4,866	(1)
Insurance	376	388	(3)	1,267	1,273	—
Net gains from trading activities	(26)	168	NM	515	982	(48)
Net gains on debt securities	147	253	(42)	606	407	49
Net gains from equity investments	920	712	29	1,807	2,008	(10)
Lease income	189	137	38	476	399	19
Other	266	151	76	412	507	(19)
Total noninterest income	10,418	10,272	1	30,758	30,557	1
Noninterest expense
Salaries	4,035	3,914	3	11,822	11,437	3
Commission and incentive compensation	2,604	2,527	3	7,895	7,388	7
Employee benefits	821	931	(12)	3,404	3,473	(2)
Equipment	459	457	—	1,423	1,392	2
Net occupancy	728	731	—	2,161	2,195	(2)
Core deposit and other intangibles	311	342	(9)	935	1,032	(9)
FDIC and other deposit assessments	245	229	7	715	697	3
Other	3,196	3,117	3	9,020	8,776	3
Total noninterest expense	12,399	12,248	1	37,375	36,390	3
Income before income tax expense	8,773	8,597	2	25,485	25,604	—
Income tax expense	2,790	2,642	6	7,832	7,788	1
Net income before noncontrolling interests	5,983	5,955	—	17,653	17,816	(1)
Less: Net income from noncontrolling interests	187	226	(17)	334	468	(29)
Wells Fargo net income	$5,796	5,729	1	$17,319	17,348	—
Less: Preferred stock dividends and other	353	321	10	1,052	909	16
Wells Fargo net income applicable to common stock	$5,443	5,408	1	$16,267	16,439	(1)
Per share information
Earnings per common share	$1.06	1.04	2	$3.16	3.13	1

Diluted earnings per common share	1.05	1.02	3	3.12	3.08	1
Dividends declared per common share	0.375	0.35	7	1.10	1.00	10
Average common shares outstanding	5,125.8	5,225.9	(2)	5,145.9	5,252.2	(2)
Diluted average common shares outstanding	5,193.8	5,310.4	(2)	5,220.3	5,339.2	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Interest income
Trading assets	$485	483	445	477	427
Investment securities	2,289	2,181	2,144	2,150	2,066
Mortgages held for sale	223	209	177	187	215
Loans held for sale	4	5	5	25	50
Loans	9,216	9,098	8,938	9,091	8,963
Other interest income	228	250	254	253	243
Total interest income	12,445	12,226	11,963	12,183	11,964
Interest expense
Deposits	232	232	258	269	273
Short-term borrowings	12	21	18	18	15
Long-term debt	655	620	604	620	629
Other interest expense	89	83	97	96	106
Total interest expense	988	956	977	1,003	1,023
Net interest income	11,457	11,270	10,986	11,180	10,941
Provision for credit losses	703	300	608	485	368
Net interest income after provision for credit losses	10,754	10,970	10,378	10,695	10,573
Noninterest income
Service charges on deposit accounts	1,335	1,289	1,215	1,241	1,311
Trust and investment fees	3,570	3,710	3,677	3,705	3,554
Card fees	953	930	871	925	875
Other fees	1,099	1,107	1,078	1,124	1,090
Mortgage banking	1,589	1,705	1,547	1,515	1,633
Insurance	376	461	430	382	388
Net gains from trading activities	(26)	133	408	179	168
Net gains on debt securities	147	181	278	186	253
Net gains from equity investments	920	517	370	372	712
Lease income	189	155	132	127	137
Other	266	(140)	286	507	151
Total noninterest income	10,418	10,048	10,292	10,263	10,272
Noninterest expense
Salaries	4,035	3,936	3,851	3,938	3,914
Commission and incentive compensation	2,604	2,606	2,685	2,582	2,527
Employee benefits	821	1,106	1,477	1,124	931
Equipment	459	470	494	581	457
Net occupancy	728	710	723	730	731
Core deposit and other intangibles	311	312	312	338	342
FDIC and other deposit assessments	245	222	248	231	229
Other	3,196	3,107	2,717	3,123	3,117
Total noninterest expense	12,399	12,469	12,507	12,647	12,248
Income before income tax expense	8,773	8,549	8,163	8,311	8,597
Income tax expense	2,790	2,763	2,279	2,519	2,642
Net income before noncontrolling interests	5,983	5,786	5,884	5,792	5,955
Less: Net income from noncontrolling interests	187	67	80	83	226
Wells Fargo net income	$5,796	5,719	5,804	5,709	5,729
Less: Preferred stock dividends and other	353	356	343	327	321
Wells Fargo net income applicable to common stock	$5,443	5,363	5,461	5,382	5,408
Per share information
Earnings per common share	$1.06	1.04	1.06	1.04	1.04
Diluted earnings per common share	1.05	1.03	1.04	1.02	1.02
Dividends declared per common share	0.375	0.375	0.35	0.35	0.35
Average common shares outstanding	5,125.8	5,151.9	5,160.4	5,192.5	5,225.9
Diluted average common shares outstanding	5,193.8	5,220.5	5,243.6	5,279.2	5,310.4

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Wells Fargo net income	$5,796	5,729	1%	$17,319	17,348	—%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(441)	(944)	(53)	(2,017)	3,866	NM
Reclassification of net gains to net income	(439)	(661)	(34)	(957)	(1,205)	(21)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	1,769	(34)	NM	2,233	222	906
Reclassification of net gains on cash flow hedges to net income	(293)	(127)	131	(795)	(348)	128
Defined benefit plans adjustments:
Net actuarial losses arising during the period	—	—	—	(11)	(12)	(8)
Amortization of net actuarial loss, settlements and other to net income	30	18	67	103	56	84
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(59)	(32)	84	(104)	(32)	225
Reclassification of net losses to net income	—	—	—	—	6	(100)
Other comprehensive income (loss), before tax	567	(1,780)	NM	(1,548)	2,553	NM
Income tax (expense) benefit related to other comprehensive income	(268)	560	NM	544	(1,087)	NM
Other comprehensive income (loss), net of tax	299	(1,220)	NM	(1,004)	1,466	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(22)	(221)	(90)	125	(266)	NM
Wells Fargo other comprehensive income (loss), net of tax	321	(999)	NM	(1,129)	1,732	NM
Wells Fargo comprehensive income	6,117	4,730	29	16,190	19,080	(15)
Comprehensive income from noncontrolling interests	165	5	NM	459	202	127
Total comprehensive income	$6,282	4,735	33	$16,649	19,282	(14)
NM - Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Balance, beginning of period	$190,676	189,964	185,262	182,990	181,549
Wells Fargo net income	5,796	5,719	5,804	5,709	5,729
Wells Fargo other comprehensive income (loss), net of tax	321	(1,709)	259	400	(999)
Noncontrolling interests	(123)	(51)	301	353	(181)
Common stock issued	505	502	1,327	508	402
Common stock repurchased (1)	(2,137)	(1,994)	(2,592)	(2,945)	(2,490)
Preferred stock released by ESOP	225	349	41	166	170
Common stock warrants repurchased/exercised	(17)	(24)	(8)	(9)	—
Preferred stock issued	975	—	1,997	—	780
Common stock dividends	(1,926)	(1,932)	(1,805)	(1,816)	(1,828)
Preferred stock dividends	(356)	(355)	(344)	(327)	(321)
Tax benefit from stock incentive compensation	22	55	354	75	48
Stock incentive compensation expense	98	166	376	176	144
Net change in deferred compensation and related plans	(16)	(14)	(1,008)	(18)	(13)
Balance, end of period	$194,043	190,676	189,964	185,262	182,990

(1)
For the quarters ended June 30 and March 31, 2015, and December 31 and September 30, 2014, includes $750 million, $750 million, $750 million, and $1.0 billion, respectively, related to private forward repurchase transactions that settled in subsequent quarters for 13.6 million, 14.0 million, 14.3 million, and 19.8 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$250,104	0.26%	$167	253,231	0.28%	$180
Trading assets	67,223	2.93	492	57,439	3.00	432
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	35,709	1.59	143	8,816	1.69	38
Securities of U.S. states and political subdivisions	48,238	4.22	510	43,324	4.24	459
Mortgage-backed securities:
Federal agencies	98,459	2.70	665	113,022	2.76	780
Residential and commercial	21,876	5.84	319	25,946	5.98	388
Total mortgage-backed securities	120,335	3.27	984	138,968	3.36	1,168
Other debt and equity securities	50,371	3.40	430	47,131	3.45	408
Total available-for-sale securities	254,653	3.24	2,067	238,239	3.48	2,073
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,649	2.18	245	23,672	2.22	133
Securities of U.S. states and political subdivisions	2,151	5.17	28	66	5.51	1
Federal agency mortgage-backed securities	27,079	2.38	161	5,854	2.23	32
Other debt securities	5,371	1.75	24	5,918	1.83	28
Total held-to-maturity securities	79,250	2.30	458	35,510	2.17	194
Total investment securities	333,903	3.02	2,525	273,749	3.31	2,267
Mortgages held for sale (4)	24,159	3.69	223	21,444	4.01	215
Loans held for sale (4)	568	2.57	4	9,533	2.10	50
Loans:
Commercial:
Commercial and industrial - U.S.	241,409	3.30	2,005	207,570	3.29	1,716
Commercial and industrial - Non U.S.	45,923	1.83	212	42,362	2.11	225
Real estate mortgage	120,983	3.31	1,009	112,946	3.69	1,050
Real estate construction	21,626	3.39	184	17,824	3.94	178
Lease financing	12,282	4.18	129	12,348	5.38	166
Total commercial	442,223	3.18	3,539	393,050	3.37	3,335
Consumer:
Real estate 1-4 family first mortgage	269,437	4.10	2,762	262,144	4.23	2,773
Real estate 1-4 family junior lien mortgage	55,298	4.22	588	61,606	4.30	666
Credit card	31,649	11.73	936	27,724	11.96	836
Automobile	58,534	5.80	855	54,638	6.19	852
Other revolving credit and installment	37,954	5.84	559	34,037	6.03	517
Total consumer	452,872	5.01	5,700	440,149	5.11	5,644
Total loans (4)	895,095	4.11	9,239	833,199	4.29	8,979
Other	5,028	5.11	64	4,674	5.41	64
Total earning assets	$1,576,080	3.21%	$12,714	1,453,269	3.34%	$12,187
Funding sources
Deposits:
Interest-bearing checking	$37,783	0.05%	$5	41,368	0.07%	$7
Market rate and other savings	628,119	0.06	90	586,353	0.07	98
Savings certificates	30,897	0.58	44	37,347	0.84	80
Other time deposits	48,676	0.46	57	55,128	0.39	54
Deposits in foreign offices	111,521	0.13	36	98,862	0.14	34
Total interest-bearing deposits	856,996	0.11	232	819,058	0.13	273
Short-term borrowings	90,357	0.06	13	62,285	0.10	16
Long-term debt	180,569	1.45	655	172,982	1.46	629
Other liabilities	16,435	2.13	89	15,536	2.73	106
Total interest-bearing liabilities	1,144,357	0.34	989	1,069,861	0.38	1,024
Portion of noninterest-bearing funding sources	431,723			383,408
Total funding sources	$1,576,080	0.25	989	1,453,269	0.28	1,024
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.96%	$11,725		3.06%	$11,163
Noninterest-earning assets
Cash and due from banks	$16,979			16,189
Goodwill	25,703			25,705
Other	127,640			122,779
Total noninterest-earning assets	$170,322			164,673
Noninterest-bearing funding sources
Deposits	$341,878			307,991
Other liabilities	67,964			57,979
Total equity	192,203			182,111
Noninterest-bearing funding sources used to fund earning assets	(431,723)			(383,408)
Net noninterest-bearing funding sources	$170,322			164,673
Total assets	$1,746,402			1,617,942

(1)
Our average prime rate was 3.25% for the quarters ended September 30, 2015 and 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.31% and 0.23% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $268 million and $222 million for the quarters ended September 30, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2015			2014
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$264,218	0.27%	$543	232,241	0.28%	$485
Trading assets	65,954	2.91	1,437	53,373	3.07	1,227
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	31,242	1.57	368	7,331	1.72	95
Securities of U.S. states and political subdivisions	46,765	4.18	1,468	42,884	4.29	1,380
Mortgage-backed securities:
Federal agencies	99,523	2.71	2,021	115,696	2.85	2,475
Residential and commercial	22,823	5.80	992	27,070	6.07	1,233
Total mortgage-backed securities	122,346	3.28	3,013	142,766	3.46	3,708
Other debt and equity securities	48,758	3.44	1,257	48,333	3.60	1,303
Total available-for-sale securities	249,111	3.27	6,106	241,314	3.58	6,486
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,010	2.19	722	11,951	2.22	198
Securities of U.S. states and political subdivisions	2,064	5.16	80	25	5.51	1
Federal agency mortgage-backed securities	19,871	2.14	319	6,034	2.70	122
Other debt securities	6,139	1.72	79	5,844	1.86	82
Total held-to-maturity securities	72,084	2.22	1,200	23,854	2.26	403
Total investment securities	321,195	3.03	7,306	265,168	3.47	6,889
Mortgages held for sale (4)	22,416	3.62	609	18,959	4.08	580
Loans held for sale (4)	644	2.93	14	3,302	2.15	53
Loans:
Commercial:
Commercial and industrial - U.S.	233,598	3.31	5,788	200,277	3.37	5,044
Commercial and industrial - Non U.S.	45,373	1.88	638	42,530	2.03	646
Real estate mortgage	115,224	3.45	2,972	112,855	3.62	3,056
Real estate construction	20,637	3.68	567	17,454	4.16	544
Lease financing	12,322	4.77	441	12,254	5.73	526
Total commercial	427,154	3.26	10,406	385,370	3.40	9,816
Consumer:
Real estate 1-4 family first mortgage	267,107	4.12	8,243	260,549	4.20	8,207
Real estate 1-4 family junior lien mortgage	57,068	4.24	1,812	63,296	4.30	2,038
Credit card	30,806	11.74	2,704	26,822	12.08	2,424
Automobile	57,180	5.87	2,512	53,314	6.34	2,528
Other revolving credit and installment	37,069	5.91	1,638	40,027	5.32	1,593
Total consumer	449,230	5.03	16,909	444,008	5.05	16,790
Total loans (4)	876,384	4.16	27,315	829,378	4.28	26,606
Other	4,874	5.21	191	4,622	5.62	195
Total earning assets	$1,555,685	3.21%	$37,415	1,407,043	3.42%	$36,035
Funding sources
Deposits:
Interest-bearing checking	$38,491	0.05%	$15	39,470	0.07%	$20
Market rate and other savings	620,510	0.06	274	583,128	0.07	304
Savings certificates	32,639	0.66	160	38,867	0.86	251
Other time deposits	52,459	0.43	168	49,855	0.41	152
Deposits in foreign offices	107,153	0.13	105	94,743	0.14	100
Total interest-bearing deposits	851,252	0.11	722	806,063	0.14	827
Short-term borrowings	82,258	0.09	52	58,573	0.10	43
Long-term debt	183,130	1.37	1,879	162,073	1.54	1,868
Other liabilities	16,576	2.16	269	14,005	2.73	286
Total interest-bearing liabilities	1,133,216	0.34	2,922	1,040,714	0.39	3,024
Portion of noninterest-bearing funding sources	422,469			366,329	—
Total funding sources	$1,555,685	0.25	2,922	1,407,043	0.29	3,024
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		2.96%	$34,493		3.13%	$33,011
Noninterest-earning assets
Cash and due from banks	$17,167			16,169
Goodwill	25,703			25,681
Other	129,412			120,728
Total noninterest-earning assets	$172,282			162,578
Noninterest-bearing funding sources
Deposits	$335,160			296,066
Other liabilities	69,167			54,057
Total equity	190,424			178,784
Noninterest-bearing funding sources used to fund earning assets	(422,469)			(366,329)
Net noninterest-bearing funding sources	$172,282			162,578
Total assets	$1,727,967			1,569,621

(1)
Our average prime rate was 3.25% for the nine months ended September 30, 2015 and 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.28% and 0.23% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $780 million and $664 million for the nine months ended September 30, 2015 and 2014, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Sep 30, 2015		Jun 30, 2015		Mar 31, 2015		Dec 31, 2014		Sep 30, 2014
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$250.1	0.26%	$267.1	0.28%	$275.7	0.28%	$268.1	0.28%	$253.2	0.28%
Trading assets	67.2	2.93	67.6	2.91	63.0	2.88	60.4	3.21	57.5	3.00
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	35.7	1.59	31.7	1.58	26.2	1.55	19.5	1.55	8.8	1.69
Securities of U.S. states and political subdivisions	48.2	4.22	47.1	4.13	44.9	4.20	43.9	4.30	43.3	4.24
Mortgage-backed securities:
Federal agencies	98.4	2.70	98.0	2.65	102.2	2.76	109.3	2.78	113.0	2.76
Residential and commercial	21.9	5.84	22.7	5.84	23.9	5.71	24.7	5.89	26.0	5.98
Total mortgage-backed securities	120.3	3.27	120.7	3.25	126.1	3.32	134.0	3.36	139.0	3.36
Other debt and equity securities	50.4	3.40	48.8	3.51	47.1	3.43	45.0	3.87	47.1	3.45
Total available-for-sale securities	254.6	3.24	248.3	3.25	244.3	3.32	242.4	3.48	238.2	3.48
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.6	2.18	44.5	2.19	42.9	2.21	32.9	2.25	23.7	2.22
Securities of U.S. states and political subdivisions	2.2	5.17	2.1	5.17	1.9	5.16	0.9	4.92	—	—
Federal agency mortgage-backed securities	27.1	2.38	21.0	2.00	11.3	1.87	5.6	2.07	5.9	2.23
Other debt securities	5.4	1.75	6.3	1.70	6.8	1.72	6.1	1.81	5.9	1.83
Total held-to-maturity securities	79.3	2.30	73.9	2.18	62.9	2.19	45.5	2.22	35.5	2.17
Total investment securities	333.9	3.02	322.2	3.01	307.2	3.08	287.9	3.28	273.7	3.31
Mortgages held for sale	24.2	3.69	23.5	3.57	19.6	3.61	19.2	3.90	21.5	4.01
Loans held for sale	0.6	2.57	0.7	3.51	0.7	2.67	7.0	1.43	9.5	2.10
Loans:
Commercial:
Commercial and industrial - U.S.	241.4	3.30	231.5	3.36	227.7	3.28	218.3	3.32	207.6	3.29
Commercial and industrial - Non U.S.	45.9	1.83	45.1	1.93	45.1	1.88	43.0	2.03	42.4	2.11
Real estate mortgage	121.0	3.31	113.1	3.48	111.5	3.57	112.3	3.69	113.0	3.69
Real estate construction	21.6	3.39	20.8	4.12	19.5	3.52	18.3	4.33	17.8	3.94
Lease financing	12.3	4.18	12.4	5.16	12.3	4.95	12.3	5.35	12.3	5.38
Total commercial	442.2	3.18	422.9	3.33	416.1	3.26	404.2	3.39	393.1	3.37
Consumer:
Real estate 1-4 family first mortgage	269.4	4.10	266.0	4.12	265.8	4.13	264.8	4.16	262.2	4.23
Real estate 1-4 family junior lien mortgage	55.3	4.22	57.0	4.23	58.9	4.27	60.2	4.28	61.6	4.30
Credit card	31.7	11.73	30.4	11.69	30.4	11.78	29.5	11.71	27.7	11.96
Automobile	58.5	5.80	57.0	5.88	56.0	5.95	55.4	6.08	54.6	6.19
Other revolving credit and installment	38.0	5.84	37.1	5.88	36.1	6.01	35.3	6.01	34.0	6.03
Total consumer	452.9	5.01	447.5	5.02	447.2	5.05	445.2	5.06	440.1	5.11
Total loans	895.1	4.11	870.4	4.20	863.3	4.19	849.4	4.27	833.2	4.29
Other	5.0	5.11	4.8	5.14	4.7	5.41	4.8	5.30	4.7	5.41
Total earning assets	$1,576.1	3.21%	$1,556.3	3.22%	$1,534.2	3.21%	$1,496.8	3.31%	$1,453.3	3.34%
Funding sources
Deposits:
Interest-bearing checking	$37.8	0.05%	$38.6	0.05%	$39.2	0.05%	$40.5	0.06%	$41.4	0.07%
Market rate and other savings	628.1	0.06	619.8	0.06	613.4	0.06	593.9	0.07	586.4	0.07
Savings certificates	30.9	0.58	32.5	0.63	34.6	0.75	35.9	0.80	37.3	0.84
Other time deposits	48.7	0.46	52.2	0.42	56.5	0.39	56.1	0.39	55.1	0.39
Deposits in foreign offices	111.5	0.13	104.3	0.13	105.5	0.14	99.3	0.15	98.9	0.14
Total interest-bearing deposits	857.0	0.11	847.4	0.11	849.2	0.12	825.7	0.13	819.1	0.13
Short-term borrowings	90.4	0.06	84.5	0.09	71.7	0.11	64.7	0.12	62.3	0.10
Long-term debt	180.6	1.45	185.1	1.34	183.8	1.32	183.3	1.35	173.0	1.46
Other liabilities	16.4	2.13	16.4	2.03	16.9	2.30	15.6	2.44	15.5	2.73
Total interest-bearing liabilities	1,144.4	0.34	1,133.4	0.34	1,121.6	0.35	1,089.3	0.37	1,069.9	0.38
Portion of noninterest-bearing funding sources	431.7	—	422.9	—	412.6	—	407.5	—	383.4	—
Total funding sources	$1,576.1	0.25	$1,556.3	0.25	$1,534.2	0.26	$1,496.8	0.27	$1,453.3	0.28
Net interest margin on a taxable-equivalent basis		2.96%		2.97%		2.95%		3.04%		3.06%
Noninterest-earning assets
Cash and due from banks	$17.0		17.5		17.1		16.9		16.2
Goodwill	25.7		25.7		25.7		25.7		25.7
Other	127.6		129.8		130.8		124.4		122.7
Total noninterest-earnings assets	$170.3		173.0		173.6		167.0		164.6
Noninterest-bearing funding sources
Deposits	$341.9		337.9		325.6		324.1		308.0
Other liabilities	67.9		67.6		72.0		65.7		57.9
Total equity	192.2		190.4		188.6		184.7		182.1
Noninterest-bearing funding sources used to fund earning assets	(431.7)		(422.9)		(412.6)		(407.5)		(383.4)
Net noninterest-bearing funding sources	$170.3		173.0		173.6		167.0		164.6
Total assets	$1,746.4		1,729.3		1,707.8		1,663.8		1,617.9

(1)
Our average prime rate was 3.25% for quarters ended September 30, June 30 and March 31, 2015, and December 31 and September 30, 2014. The average three-month London Interbank Offered Rate (LIBOR) was 0.31%, 0.28%, 0.26%, 0.24% and 0.23% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Service charges on deposit accounts	$1,335	1,311	2%	$3,839	3,809	1%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,368	2,327	2	7,147	6,848	4
Trust and investment management	843	856	(2)	2,556	2,538	1
Investment banking	359	371	(3)	1,254	1,189	5
Total trust and investment fees	3,570	3,554	—	10,957	10,575	4
Card fees	953	875	9	2,754	2,506	10
Other fees:
Charges and fees on loans	307	296	4	920	1,005	(8)
Merchant processing fees	200	184	9	589	539	9
Cash network fees	136	134	1	393	382	3
Commercial real estate brokerage commissions	124	143	(13)	394	314	25
Letters of credit fees	89	100	(11)	267	288	(7)
All other fees	243	233	4	721	697	3
Total other fees	1,099	1,090	1	3,284	3,225	2
Mortgage banking:
Servicing income, net	674	679	(1)	1,711	2,652	(35)
Net gains on mortgage loan origination/sales activities	915	954	(4)	3,130	2,214	41
Total mortgage banking	1,589	1,633	(3)	4,841	4,866	(1)
Insurance	376	388	(3)	1,267	1,273	—
Net gains (losses) from trading activities	(26)	168	NM	515	982	(48)
Net gains on debt securities	147	253	(42)	606	407	49
Net gains from equity investments	920	712	29	1,807	2,008	(10)
Lease income	189	137	38	476	399	19
Life insurance investment income	150	143	5	440	413	7
All other	116	8	NM	(28)	94	NM
Total	$10,418	10,272	1	$30,758	30,557	1
NM - Not meaningful
NONINTEREST EXPENSE
	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2015	2014	Change	2015	2014	Change
Salaries	$4,035	3,914	3%	$11,822	11,437	3%
Commission and incentive compensation	2,604	2,527	3	7,895	7,388	7
Employee benefits	821	931	(12)	3,404	3,473	(2)
Equipment	459	457	—	1,423	1,392	2
Net occupancy	728	731	—	2,161	2,195	(2)
Core deposit and other intangibles	311	342	(9)	935	1,032	(9)
FDIC and other deposit assessments	245	229	7	715	697	3
Outside professional services	663	684	(3)	1,838	1,889	(3)
Operating losses	523	417	25	1,339	940	42
Outside data processing	258	264	(2)	780	764	2
Contract services	249	247	1	712	730	(2)
Travel and entertainment	166	226	(27)	496	688	(28)
Postage, stationery and supplies	174	182	(4)	525	543	(3)
Advertising and promotion	135	153	(12)	422	458	(8)
Foreclosed assets	109	157	(31)	361	419	(14)
Telecommunications	109	122	(11)	333	347	(4)
Insurance	95	97	(2)	391	362	8
Operating leases	79	58	36	205	162	27
All other	636	510	25	1,618	1,474	10
Total	$12,399	12,248	1	$37,375	36,390	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Service charges on deposit accounts	$1,335	1,289	1,215	1,241	1,311
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,368	2,399	2,380	2,335	2,327
Trust and investment management	843	861	852	849	856
Investment banking	359	450	445	521	371
Total trust and investment fees	3,570	3,710	3,677	3,705	3,554
Card fees	953	930	871	925	875
Other fees:
Charges and fees on loans	307	304	309	311	296
Merchant processing fees	200	202	187	187	184
Cash network fees	136	132	125	125	134
Commercial real estate brokerage commissions	124	141	129	155	143
Letters of credit fees	89	90	88	102	100
All other fees	243	238	240	244	233
Total other fees	1,099	1,107	1,078	1,124	1,090
Mortgage banking:
Servicing income, net	674	514	523	685	679
Net gains on mortgage loan origination/sales activities	915	1,191	1,024	830	954
Total mortgage banking	1,589	1,705	1,547	1,515	1,633
Insurance	376	461	430	382	388
Net gains (losses) from trading activities	(26)	133	408	179	168
Net gains on debt securities	147	181	278	186	253
Net gains from equity investments	920	517	370	372	712
Lease income	189	155	132	127	137
Life insurance investment income	150	145	145	145	143
All other	116	(285)	141	362	8
Total	$10,418	10,048	10,292	10,263	10,272

FIVE QUARTER NONINTEREST EXPENSE
	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Salaries	$4,035	3,936	3,851	3,938	3,914
Commission and incentive compensation	2,604	2,606	2,685	2,582	2,527
Employee benefits	821	1,106	1,477	1,124	931
Equipment	459	470	494	581	457
Net occupancy	728	710	723	730	731
Core deposit and other intangibles	311	312	312	338	342
FDIC and other deposit assessments	245	222	248	231	229
Outside professional services	663	627	548	800	684
Operating losses	523	521	295	309	417
Outside data processing	258	269	253	270	264
Contract services	249	238	225	245	247
Travel and entertainment	166	172	158	216	226
Postage, stationery and supplies	174	180	171	190	182
Advertising and promotion	135	169	118	195	153
Foreclosed assets	109	117	135	164	157
Telecommunications	109	113	111	106	122
Insurance	95	156	140	60	97
Operating leases	79	64	62	58	58
All other	636	481	501	510	510
Total	$12,399	12,469	12,507	12,647	12,248

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2015	Dec 31, 2014	% Change
Assets
Cash and due from banks	$17,395	19,571	(11)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	254,811	258,429	(1)
Trading assets	73,894	78,255	(6)
Investment securities:
Available-for-sale, at fair value	266,406	257,442	3
Held-to-maturity, at cost	78,668	55,483	42
Mortgages held for sale	21,840	19,536	12
Loans held for sale	430	722	(40)
Loans	903,233	862,551	5
Allowance for loan losses	(11,659)	(12,319)	(5)
Net loans	891,574	850,232	5
Mortgage servicing rights:
Measured at fair value	11,778	12,738	(8)
Amortized	1,277	1,242	3
Premises and equipment, net	8,800	8,743	1
Goodwill	25,684	25,705	—
Other assets	98,708	99,057	—
Total assets	$1,751,265	$1,687,155	4
Liabilities
Noninterest-bearing deposits	$339,761	321,963	6
Interest-bearing deposits	862,418	846,347	2
Total deposits	1,202,179	1,168,310	3
Short-term borrowings	88,069	63,518	39
Accrued expenses and other liabilities	81,700	86,122	(5)
Long-term debt	185,274	183,943	1
Total liabilities	1,557,222	1,501,893	4
Equity
Wells Fargo stockholders’ equity:
Preferred stock	22,424	19,213	17
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,998	60,537	1
Retained earnings	117,593	107,040	10
Cumulative other comprehensive income	2,389	3,518	(32)
Treasury stock – 373,337,506 shares and 311,462,276 shares	(17,899)	(13,690)	31
Unearned ESOP shares	(1,590)	(1,360)	17
Total Wells Fargo stockholders’ equity	193,051	184,394	5
Noncontrolling interests	992	868	14
Total equity	194,043	185,262	5
Total liabilities and equity	$1,751,265	$1,687,155	4

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Assets
Cash and due from banks	$17,395	19,687	19,793	19,571	18,032
Federal funds sold, securities purchased under resale agreements and other short-term investments	254,811	232,247	291,317	258,429	261,932
Trading assets	73,894	80,236	79,278	78,255	67,755
Investment securities:
Available-for-sale, at fair value	266,406	260,667	257,603	257,442	248,251
Held-to-maturity, at cost	78,668	80,102	67,133	55,483	40,758
Mortgages held for sale	21,840	25,447	23,606	19,536	20,178
Loans held for sale	430	621	681	722	9,292
Loans	903,233	888,459	861,231	862,551	838,883
Allowance for loan losses	(11,659)	(11,754)	(12,176)	(12,319)	(12,681)
Net loans	891,574	876,705	849,055	850,232	826,202
Mortgage servicing rights:
Measured at fair value	11,778	12,661	11,739	12,738	14,031
Amortized	1,277	1,262	1,252	1,242	1,224
Premises and equipment, net	8,800	8,692	8,696	8,743	8,768
Goodwill	25,684	25,705	25,705	25,705	25,705
Other assets	98,708	96,585	101,879	99,057	94,727
Total assets	$1,751,265	1,720,617	1,737,737	1,687,155	1,636,855
Liabilities
Noninterest-bearing deposits	$339,761	343,582	335,858	321,963	313,791
Interest-bearing deposits	862,418	842,246	860,805	846,347	816,834
Total deposits	1,202,179	1,185,828	1,196,663	1,168,310	1,130,625
Short-term borrowings	88,069	82,963	77,697	63,518	62,927
Accrued expenses and other liabilities	81,700	81,399	90,121	86,122	75,727
Long-term debt	185,274	179,751	183,292	183,943	184,586
Total liabilities	1,557,222	1,529,941	1,547,773	1,501,893	1,453,865
Equity
Wells Fargo stockholders’ equity:
Preferred stock	22,424	21,649	21,998	19,213	19,379
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,998	60,154	59,980	60,537	60,100
Retained earnings	117,593	114,093	110,676	107,040	103,494
Cumulative other comprehensive income	2,389	2,068	3,777	3,518	3,118
Treasury stock	(17,899)	(15,707)	(14,556)	(13,690)	(11,206)
Unearned ESOP shares	(1,590)	(1,835)	(2,215)	(1,360)	(1,540)
Total Wells Fargo stockholders’ equity	193,051	189,558	188,796	184,394	182,481
Noncontrolling interests	992	1,118	1,168	868	509
Total equity	194,043	190,676	189,964	185,262	182,990
Total liabilities and equity	$1,751,265	1,720,617	1,737,737	1,687,155	1,636,855

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$35,423	35,944	30,031	25,804	14,794
Securities of U.S. states and political subdivisions	49,423	48,298	47,380	44,944	45,805
Mortgage-backed securities:
Federal agencies	105,023	100,078	103,217	110,089	112,613
Residential and commercial	22,836	23,770	24,712	26,263	27,491
Total mortgage-backed securities	127,859	123,848	127,929	136,352	140,104
Other debt securities	51,760	50,090	48,759	46,666	45,013
Total available-for-sale debt securities	264,465	258,180	254,099	253,766	245,716
Marketable equity securities	1,941	2,487	3,504	3,676	2,535
Total available-for-sale securities	266,406	260,667	257,603	257,442	248,251
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,653	44,645	44,244	40,886	28,887
Securities of U.S. states and political subdivisions	2,187	2,174	2,092	1,962	123
Federal agency mortgage-backed securities	26,828	27,577	14,311	5,476	5,770
Other debt securities	5,000	5,706	6,486	7,159	5,978
Total held-to-maturity debt securities	78,668	80,102	67,133	55,483	40,758
Total investment securities	$345,074	340,769	324,736	312,925	289,009

FIVE QUARTER LOANS

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Commercial:
Commercial and industrial	$292,234	284,817	271,088	271,795	254,199
Real estate mortgage	121,252	119,695	111,848	111,996	112,064
Real estate construction	21,710	21,309	19,981	18,728	18,090
Lease financing	12,142	12,201	12,382	12,307	12,006
Total commercial	447,338	438,022	415,299	414,826	396,359
Consumer:
Real estate 1-4 family first mortgage	271,311	267,868	265,213	265,386	263,337
Real estate 1-4 family junior lien mortgage	54,592	56,164	57,839	59,717	60,875
Credit card	32,286	31,135	30,078	31,119	28,280
Automobile	59,164	57,801	56,339	55,740	55,242
Other revolving credit and installment	38,542	37,469	36,463	35,763	34,790
Total consumer	455,895	450,437	445,932	447,725	442,524
Total loans (1)	$903,233	888,459	861,231	862,551	838,883

(1)
Includes $20.7 billion, $21.6 billion, $22.4 billion, $23.3 billion, and $24.2 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2015, and December 31 and September 30, 2014, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Commercial foreign loans:
Commercial and industrial	$46,380	44,838	45,325	44,707	41,829
Real estate mortgage	8,662	9,125	5,171	4,776	4,856
Real estate construction	396	389	241	218	209
Lease financing	279	301	307	336	332
Total commercial foreign loans	$55,717	54,653	51,044	50,037	47,226

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,031	1,079	663	538	614
Real estate mortgage	1,125	1,250	1,324	1,490	1,636
Real estate construction	151	165	182	187	217
Lease financing	29	28	23	24	27
Total commercial	2,336	2,522	2,192	2,239	2,494
Consumer:
Real estate 1-4 family first mortgage	7,425	8,045	8,345	8,583	8,785
Real estate 1-4 family junior lien mortgage	1,612	1,710	1,798	1,848	1,903
Automobile	123	126	133	137	143
Other revolving credit and installment	41	40	42	41	40
Total consumer	9,201	9,921	10,318	10,609	10,871
Total nonaccrual loans (1)(2)(3)	$11,537	12,443	12,510	12,848	13,365
As a percentage of total loans	1.28%	1.40	1.45	1.49	1.59
Foreclosed assets:
Government insured/guaranteed (4)	$502	588	772	982	1,140
Non-government insured/guaranteed	1,265	1,370	1,557	1,627	1,691
Total foreclosed assets	1,767	1,958	2,329	2,609	2,831
Total nonperforming assets	$13,304	14,401	14,839	15,457	16,196
As a percentage of total loans	1.47%	1.62	1.72	1.79	1.93

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

(4)
Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Foreclosure of certain government guaranteed residential real estate mortgage loans that meet criteria specified by Accounting Standards Update (ASU) 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure, effective as of January 1, 2014, are excluded from this table and included in Accounts Receivable in Other Assets. For more information on ASU 2014-14 and the classification of certain government-guaranteed mortgage loans upon foreclosure, see Note 1 (Summary of Significant Accounting Policies) to Financial Statements in our 2014 Form 10-K.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$14,405	15,161	16,344	17,810	18,295
Less: FHA insured/guaranteed by the VA (2)(3)	13,500	14,359	15,453	16,827	16,628
Less: Student loans guaranteed under the FFELP (4)	33	46	50	63	721
Total, not government insured/guaranteed	$872	756	841	920	946
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$53	17	31	31	35
Real estate mortgage	24	10	43	16	37
Real estate construction	—	—	—	—	18
Total commercial	77	27	74	47	90
Consumer:
Real estate 1-4 family first mortgage (3)	216	220	221	260	327
Real estate 1-4 family junior lien mortgage (3)	61	65	55	83	78
Credit card	353	304	352	364	302
Automobile	66	51	47	73	64
Other revolving credit and installment	99	89	92	93	85
Total consumer	795	729	767	873	856
Total, not government insured/guaranteed	$872	756	841	920	946

(1)	PCI loans totaled $3.2 billion, $3.4 billion, $3.6 billion, $3.7 billion and $4.0 billion, at September 30, June 30 and March 31, 2015, and December 31 and September 30, 2014, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. In fourth quarter 2014, substantially all government guaranteed loans were sold.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(12,783)
Accretion into noninterest income due to sales (2)	(430)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	8,568
Changes in expected cash flows that do not affect nonaccretable difference (3)	11,856
Balance, December 31, 2014	17,790
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(1,102)
Accretion into noninterest income due to sales (2)	(28)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	31
Changes in expected cash flows that do not affect nonaccretable difference (3)	(34)
Balance, September 30, 2015	$16,657

Balance, June 30, 2015	$16,970
Addition of accretable yield due to acquisitions	—
Accretion into interest income (1)	(338)
Accretion into noninterest income due to sales (2)	—
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (4)	1
Changes in expected cash flows that do not affect nonaccretable difference (3)	24
Balance, September 30, 2015	$16,657

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

(4)
At September 30, 2015, our carrying value for PCI loans totaled $20.7 billion and the remainder of nonaccretable difference established in purchase accounting totaled $3.0 billion. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	September 30, 2015
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$17,030	74%	$13,860	60%	$10,117	54%
Florida	1,932	83	1,372	57	2,093	67
New Jersey	803	81	641	61	1,364	69
New York	539	75	477	61	658	65
Texas	210	58	191	51	813	45
Other states	3,952	79	3,179	62	5,813	66
Total Pick-a-Pay loans	$24,466	76	$19,720	60	$20,858	59

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2015.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Commercial:
Legacy Wachovia commercial and industrial and commercial real estate PCI loans (1)	$506	592	699	1,125	1,465
Total commercial	506	592	699	1,125	1,465
Consumer:
Pick-a-Pay mortgage (1)(2)	40,578	42,222	43,745	45,002	46,389
Legacy Wells Fargo Financial debt consolidation (3)	10,315	10,702	11,067	11,417	11,781
Liquidating home equity	2,388	2,566	2,744	2,910	3,083
Legacy Wachovia other PCI loans (1)	240	262	276	300	320
Legacy Wells Fargo Financial indirect auto (3)	11	15	23	34	54
Total consumer	53,532	55,767	57,855	59,663	61,627
Total non-strategic and liquidating loan portfolios	$54,038	56,359	58,554	60,788	63,092

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	Includes PCI loans of $19.7 billion, $20.4 billion, $21.0 billion, $21.5 billion and $22.1 billion at September 30, June 30 and March 31, 2015, and December 31 and September 30, 2014, respectively.

(3)	When we refer to "Legacy Wells Fargo", we mean Wells Fargo excluding Wachovia Corporation (Wachovia).

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2015	2014	2015	2014
Balance, beginning of period	$12,614	13,834	13,169	14,971
Provision for credit losses	703	368	1,611	910
Interest income on certain impaired loans (1)	(48)	(52)	(150)	(163)
Loan charge-offs:
Commercial:
Commercial and industrial	(172)	(157)	(459)	(466)
Real estate mortgage	(9)	(11)	(48)	(47)
Real estate construction	—	(3)	(2)	(7)
Lease financing	(5)	(5)	(11)	(12)
Total commercial	(186)	(176)	(520)	(532)
Consumer:
Real estate 1-4 family first mortgage	(145)	(167)	(394)	(583)
Real estate 1-4 family junior lien mortgage	(159)	(202)	(501)	(671)
Credit card	(259)	(236)	(821)	(769)
Automobile	(186)	(192)	(531)	(515)
Other revolving credit and installment	(160)	(160)	(465)	(508)
Total consumer	(909)	(957)	(2,712)	(3,046)
Total loan charge-offs	(1,095)	(1,133)	(3,232)	(3,578)
Loan recoveries:
Commercial:
Commercial and industrial	50	90	192	290
Real estate mortgage	32	48	97	116
Real estate construction	8	61	25	108
Lease financing	2	1	6	6
Total commercial	92	200	320	520
Consumer:
Real estate 1-4 family first mortgage	83	53	182	162
Real estate 1-4 family junior lien mortgage	70	62	195	179
Credit card	43	35	123	126
Automobile	73	80	249	267
Other revolving credit and installment	31	35	102	114
Total consumer	300	265	851	848
Total loan recoveries	392	465	1,171	1,368
Net loan charge-offs (2)	(703)	(668)	(2,061)	(2,210)
Allowances related to business combinations/other	(4)	(1)	(7)	(27)
Balance, end of period	$12,562	13,481	12,562	13,481
Components:
Allowance for loan losses	$11,659	12,681	11,659	12,681
Allowance for unfunded credit commitments	903	800	903	800
Allowance for credit losses (3)	$12,562	13,481	12,562	13,481
Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.31%	0.32	0.31	0.36
Allowance for loan losses as a percentage of total loans (3)	1.29	1.51	1.29	1.51
Allowance for credit losses as a percentage of total loans (3)	1.39	1.61	1.39	1.61

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)
The allowance for credit losses includes $5 million and $11 million at September 30, 2015 and 2014, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Balance, beginning of quarter	$12,614	13,013	13,169	13,481	13,834
Provision for credit losses	703	300	608	485	368
Interest income on certain impaired loans (1)	(48)	(50)	(52)	(48)	(52)
Loan charge-offs:
Commercial:
Commercial and industrial	(172)	(154)	(133)	(161)	(157)
Real estate mortgage	(9)	(16)	(23)	(19)	(11)
Real estate construction	—	(1)	(1)	(2)	(3)
Lease financing	(5)	(3)	(3)	(3)	(5)
Total commercial	(186)	(174)	(160)	(185)	(176)
Consumer:
Real estate 1-4 family first mortgage	(145)	(119)	(130)	(138)	(167)
Real estate 1-4 family junior lien mortgage	(159)	(163)	(179)	(193)	(202)
Credit card	(259)	(284)	(278)	(256)	(236)
Automobile	(186)	(150)	(195)	(214)	(192)
Other revolving credit and installment	(160)	(151)	(154)	(160)	(160)
Total consumer	(909)	(867)	(936)	(961)	(957)
Total loan charge-offs	(1,095)	(1,041)	(1,096)	(1,146)	(1,133)
Loan recoveries:
Commercial:
Commercial and industrial	50	73	69	79	90
Real estate mortgage	32	31	34	44	48
Real estate construction	8	7	10	28	61
Lease financing	2	1	3	2	1
Total commercial	92	112	116	153	200
Consumer:
Real estate 1-4 family first mortgage	83	52	47	50	53
Real estate 1-4 family junior lien mortgage	70	69	56	59	62
Credit card	43	41	39	35	35
Automobile	73	82	94	82	80
Other revolving credit and installment	31	35	36	32	35
Total consumer	300	279	272	258	265
Total loan recoveries	392	391	388	411	465
Net loan charge-offs	(703)	(650)	(708)	(735)	(668)
Allowances related to business combinations/other	(4)	1	(4)	(14)	(1)
Balance, end of quarter	$12,562	12,614	13,013	13,169	13,481
Components:
Allowance for loan losses	$11,659	11,754	12,176	12,319	12,681
Allowance for unfunded credit commitments	903	860	837	850	800
Allowance for credit losses	$12,562	12,614	13,013	13,169	13,481
Net loan charge-offs (annualized) as a percentage of average total loans	0.31%	0.30	0.33	0.34	0.32
Allowance for loan losses as a percentage of:
Total loans	1.29	1.32	1.41	1.43	1.51
Nonaccrual loans	101	94	97	96	95
Nonaccrual loans and other nonperforming assets	88	82	82	80	78
Allowance for credit losses as a percentage of:
Total loans	1.39	1.42	1.51	1.53	1.61
Nonaccrual loans	109	101	104	103	101
Nonaccrual loans and other nonperforming assets	94	88	88	85	83

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions)		Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014
Total equity		$194.0	190.7	190.0	185.3
Noncontrolling interests		(0.9)	(1.1)	(1.2)	(0.9)
Total Wells Fargo stockholders’ equity		193.1	189.6	188.8	184.4
Adjustments:
Preferred stock		(21.0)	(20.0)	(20.0)	(18.0)
Goodwill and other intangible assets (2)		(28.7)	(29.1)	(28.9)	(29.0)
Investment in certain subsidiaries and other		(1.5)	(0.6)	(0.9)	(0.7)
Common Equity Tier 1 (Fully Phased-In) under Basel III (1)	(A)	141.9	139.9	139.0	136.7
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,329.5	1,325.6	1,326.3	1,310.5
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4)	(A)/(B)	10.7%	10.6	10.5	10.4

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position. We have included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2015, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30, 2015, was calculated under the Basel III Standardized Approach RWAs, and the capital ratio for March 31, 2015, and December 31, 2014, was calculated under the Basel III Advanced Approach RWAs.

(4)	The Company’s September 30, 2015, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Quarter ended Sep 30,
Net interest income (3)	$7,822	7,455	3,128	3,061	887	753	(380)	(328)	11,457	10,941
Provision (reversal of provision) for credit losses	658	465	45	(85)	(6)	(25)	6	13	703	368
Noninterest income	5,796	5,356	2,442	2,606	2,991	3,052	(811)	(742)	10,418	10,272
Noninterest expense	7,219	7,049	3,036	2,997	2,909	2,945	(765)	(743)	12,399	12,248
Income (loss) before income tax expense (benefit)	5,741	5,297	2,489	2,755	975	885	(432)	(340)	8,773	8,597
Income tax expense (benefit)	1,861	1,603	722	830	371	338	(164)	(129)	2,790	2,642
Net income (loss) before noncontrolling interests	3,880	3,694	1,767	1,925	604	547	(268)	(211)	5,983	5,955
Less: Net income (loss) from noncontrolling interests	194	233	(5)	(4)	(2)	(3)	—	—	187	226
Net income (loss)	$3,686	3,461	1,772	1,929	606	550	(268)	(211)	5,796	5,729

Average loans	$511.0	498.3	363.1	316.8	61.1	52.6	(40.1)	(34.5)	895.1	833.2
Average assets	977.1	944.8	652.6	562.0	192.6	185.2	(75.9)	(74.1)	1,746.4	1,617.9
Average core deposits	690.5	646.9	311.3	278.3	163.0	153.7	(71.2)	(66.7)	1,093.6	1,012.2

Nine months ended Sep 30,
Net interest income (3)	$23,051	22,075	9,215	9,021	2,545	2,221	(1,098)	(970)	33,713	32,347
Provision (reversal of provision) for credit losses	1,638	1,163	(19)	(227)	(19)	(58)	11	32	1,611	910
Noninterest income	15,980	15,883	7,902	7,691	9,285	9,135	(2,409)	(2,152)	30,758	30,557
Noninterest expense	21,442	20,839	9,191	8,843	9,069	8,927	(2,327)	(2,219)	37,375	36,390
Income (loss) before income tax expense (benefit)	15,951	15,956	7,945	8,096	2,780	2,487	(1,191)	(935)	25,485	25,604
Income tax expense (benefit)	4,921	4,781	2,309	2,418	1,054	944	(452)	(355)	7,832	7,788
Net income (loss) before noncontrolling interests	11,030	11,175	5,636	5,678	1,726	1,543	(739)	(580)	17,653	17,816
Less: Net income (loss) from noncontrolling interests	337	469	(8)	(3)	5	2	—	—	334	468
Net income (loss)	$10,693	10,706	5,644	5,681	1,721	1,541	(739)	(580)	17,319	17,348

Average loans	$507.8	502.7	348.4	309.2	59.1	51.2	(38.9)	(33.7)	876.4	829.4
Average assets	984.0	914.5	628.6	544.0	191.1	185.4	(75.7)	(74.3)	1,728.0	1,569.6
Average core deposits	681.8	637.8	306.2	267.7	161.4	154.3	(70.6)	(67.1)	1,078.8	992.7

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement), and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of these realignments.

(2)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
COMMUNITY BANKING
Net interest income (2)	$7,822	7,684	7,545	7,560	7,455
Provision for credit losses	658	363	617	518	465
Noninterest income	5,796	4,961	5,223	5,259	5,356
Noninterest expense	7,219	7,161	7,062	7,279	7,049
Income before income tax expense	5,741	5,121	5,089	5,022	5,297
Income tax expense	1,861	1,702	1,358	1,540	1,603
Net income before noncontrolling interests	3,880	3,419	3,731	3,482	3,694
Less: Net income from noncontrolling interests	194	69	74	56	233
Segment net income	$3,686	3,350	3,657	3,426	3,461
Average loans	$511.0	506.2	506.1	503.5	498.3
Average assets	977.1	987.8	987.1	969.6	944.8
Average core deposits	690.5	685.7	668.9	655.6	646.9
WHOLESALE BANKING
Net interest income (2)	$3,128	3,115	2,972	3,155	3,061
Reversal of provision for credit losses	45	(58)	(6)	(39)	(85)
Noninterest income	2,442	2,747	2,713	2,649	2,606
Noninterest expense	3,036	3,035	3,120	3,054	2,997
Income before income tax expense	2,489	2,885	2,571	2,789	2,755
Income tax expense	722	855	732	790	830
Net income before noncontrolling interests	1,767	2,030	1,839	1,999	1,925
Less: Net income (loss) from noncontrolling interests	(5)	(5)	2	25	(4)
Segment net income	$1,772	2,035	1,837	1,974	1,929
Average loans	$363.1	343.9	337.9	327.1	316.8
Average assets	652.6	627.7	605.0	582.6	562.0
Average core deposits	311.3	304.1	303.2	292.3	278.3
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$887	832	826	811	753
Provision (reversal of provision) for credit losses	(6)	(10)	(3)	8	(25)
Noninterest income	2,991	3,144	3,150	3,102	3,052
Noninterest expense	2,909	3,038	3,122	3,066	2,945
Income before income tax expense	975	948	857	839	885
Income tax expense	371	359	324	318	338
Net income before noncontrolling interests	604	589	533	521	547
Less: Net income from noncontrolling interests	(2)	3	4	2	(3)
Segment net income	$606	586	529	519	550
Average loans	$61.1	59.3	56.9	54.8	52.6
Average assets	192.6	189.1	191.6	188.2	185.2
Average core deposits	163.0	159.5	161.6	157.1	153.7
OTHER (3)
Net interest income (2)	$(380)	(361)	(357)	(346)	(328)
Provision (reversal of provision) for credit losses	6	5	—	(2)	13
Noninterest income	(811)	(804)	(794)	(747)	(742)
Noninterest expense	(765)	(765)	(797)	(752)	(743)
Loss before income tax benefit	(432)	(405)	(354)	(339)	(340)
Income tax benefit	(164)	(153)	(135)	(129)	(129)
Net loss before noncontrolling interests	(268)	(252)	(219)	(210)	(211)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(268)	(252)	(219)	(210)	(211)
Average loans	$(40.1)	(39.0)	(37.6)	(36.0)	(34.5)
Average assets	(75.9)	(75.3)	(75.9)	(76.6)	(74.1)
Average core deposits	(71.2)	(70.1)	(70.5)	(69.0)	(66.7)
CONSOLIDATED COMPANY
Net interest income (2)	$11,457	11,270	10,986	11,180	10,941
Provision for credit losses	703	300	608	485	368
Noninterest income	10,418	10,048	10,292	10,263	10,272
Noninterest expense	12,399	12,469	12,507	12,647	12,248
Income before income tax expense	8,773	8,549	8,163	8,311	8,597
Income tax expense	2,790	2,763	2,279	2,519	2,642
Net income before noncontrolling interests	5,983	5,786	5,884	5,792	5,955
Less: Net income from noncontrolling interests	187	67	80	83	226
Wells Fargo net income	$5,796	5,719	5,804	5,709	5,729
Average loans	$895.1	870.4	863.3	849.4	833.2
Average assets	1,746.4	1,729.3	1,707.8	1,663.8	1,617.9
Average core deposits	1,093.6	1,079.2	1,063.2	1,036.0	1,012.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective third quarter 2015, we realigned our asset management business from Wholesale Banking to Wealth and Investment Management (WIM) (formerly Wealth, Brokerage and Retirement), and realigned our reinsurance business from WIM and our strategic auto investments from Community Banking to Wholesale Banking. Results for these operating segments were revised for prior periods to reflect the impact of these realignments.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes items not specific to a business segment and elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,661	11,739	12,738	14,031	13,900
Servicing from securitizations or asset transfers	448	428	308	296	340
Sales and other (1)	6	(5)	(1)	(7)	—
Net additions	454	423	307	289	340
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (2)	(858)	1,117	(572)	(1,016)	251
Servicing and foreclosure costs (3)	(18)	(10)	(18)	(5)	(4)
Prepayment estimates and other (4)	43	(54)	(183)	(78)	6
Net changes in valuation model inputs or assumptions	(833)	1,053	(773)	(1,099)	253
Other changes in fair value (5)	(504)	(554)	(533)	(483)	(462)
Total changes in fair value	(1,337)	499	(1,306)	(1,582)	(209)
Fair value, end of quarter	$11,778	12,661	11,739	12,738	14,031

(1)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(2)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(3)	Includes costs to service and unreimbursed foreclosure costs.

(4)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Amortized MSRs:
Balance, beginning of quarter	$1,262	1,252	1,242	1,224	1,196
Purchases	45	29	22	38	47
Servicing from securitizations or asset transfers	35	46	50	43	29
Amortization	(65)	(65)	(62)	(63)	(48)
Balance, end of quarter	$1,277	1,262	1,252	1,242	1,224
Fair value of amortized MSRs:
Beginning of quarter	$1,692	1,522	1,637	1,647	1,577
End of quarter	1,643	1,692	1,522	1,637	1,647

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Servicing income, net:
Servicing fees (1)		$990	1,026	1,010	996	919
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(833)	1,053	(773)	(1,099)	253
Other changes in fair value (3)		(504)	(554)	(533)	(483)	(462)
Total changes in fair value of MSRs carried at fair value		(1,337)	499	(1,306)	(1,582)	(209)
Amortization		(65)	(65)	(62)	(63)	(48)
Net derivative gains (losses) from economic hedges (4)	(B)	1,086	(946)	881	1,334	17
Total servicing income, net		$674	514	523	685	679
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$253	107	108	235	270

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,323	1,344	1,374	1,405	1,430
Owned loans serviced	346	347	344	342	342
Subserviced for others	4	5	5	5	5
Total residential servicing	1,673	1,696	1,723	1,752	1,777
Commercial mortgage servicing:
Serviced for others	470	465	461	456	440
Owned loans serviced	121	120	112	112	107
Subserviced for others	7	7	7	7	7
Total commercial servicing	598	592	580	575	554
Total managed servicing portfolio	$2,271	2,288	2,303	2,327	2,331
Total serviced for others	$1,793	1,809	1,835	1,861	1,870
Ratio of MSRs to related loans serviced for others	0.73%	0.77	0.71	0.75	0.82
Weighted-average note rate (mortgage loans serviced for others)	4.39	4.41	4.43	4.45	4.47

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$736	814	711	605	603
Commercial		55	108	91	66	103
Residential pipeline and unsold/repurchased loan management (1)		124	269	222	159	248
Total		$915	1,191	1,024	830	954
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$73	81	93	66	64
Refinances as a percentage of applications		44%	45	61	52	40
Wells Fargo first mortgage unclosed pipeline, at quarter end		$34	38	44	26	25
Residential real estate originations:
Purchases as a percentage of originations		66%	54	45	60	70
Refinances as a percentage of originations		34	46	55	40	30
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$32	36	28	27	27
Correspondent		22	25	20	16	20
Other (2)		1	1	1	1	1
Total quarter-to-date		$55	62	49	44	48
Held-for-sale	(B)	$39	46	37	31	36
Held-for-investment		16	16	12	13	12
Total quarter-to-date		$55	62	49	44	48
Total year-to-date		$166	111	49	175	131
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.88%	1.75	1.93	1.94	1.70

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries
CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended
(in millions)	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014
Balance, beginning of period	$557	586	615	669	766
Provision for repurchase losses:
Loan sales	11	13	10	10	12
Change in estimate (1)	(17)	(31)	(26)	(49)	(93)
Total reductions	(6)	(18)	(16)	(39)	(81)
Losses	(13)	(11)	(13)	(15)	(16)
Balance, end of period	$538	557	586	615	669

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities	Private	Mortgage insurance rescissions with no demand (1)	Total
September 30, 2015
Number of loans	210	59	103	372
Original loan balance (2)	$46	12	26	84
June 30, 2015
Number of loans	385	148	107	640
Original loan balance (2)	$83	24	27	134
March 31, 2015
Number of loans	526	161	108	795
Original loan balance (2)	$118	29	28	175
December 31, 2014
Number of loans	546	173	120	839
Original loan balance (2)	$118	34	31	183
September 30, 2014
Number of loans	426	322	233	981
Original loan balance (2)	$93	75	52	220

(1)
As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).

(2)
While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.